EXHIBIT 21.1

Vanguard Natural Resources, LLC
SUBSIDIARIES OF THE REGISTRANT
as of December 31, 2011

	Place of		Percentage
Entity Name	Incorporation	Owner	Ownership

Trust Energy Company, LLC	Kentucky	Vanguard Natural Gas, LLC	100%

Ariana Energy, LLC	Tennessee	Vanguard Natural Gas, LLC	100%

Vanguard Natural Gas, LLC	Kentucky	Vanguard Natural Resources, LLC	100%

VNR Holdings, LLC	Delaware	Vanguard Natural Gas, LLC	100%

Vanguard Permian, LLC	Delaware	Vanguard Natural Gas, LLC	100%

VNR Finance Corp.	Delaware	Vanguard Natural Resources, LLC	100%

Encore Energy Partners GP LLC	Delaware	Vanguard Natural Gas, LLC	100%

Encore Energy Partners LP	Delaware	Vanguard Natural Gas, LLC	98.9%	(1)

Encore Energy Partners LP	Delaware	Encore Energy Partners GP LLC	1.1%	(2)

Encore Energy Partners Operating LLC	Delaware	Encore Energy Partners LP	100%

Encore Energy Partners Finance Corporation	Delaware	Encore Energy Partners LP	100%

Encore Clear Fork Pipeline LLC	Delaware	Encore Energy Partners Operating LLC	100%

(1)	Limited partner interest.
(2)	General partner interest.